ING VARIABLE PORTFOLIOS, INC,

                                     FORM OF
                             ARTICLES SUPPLEMENTARY

      ING VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is authorized to issue two billion, one hundred million (2,100,000,000) shares of Common Stock of the par value $O.00l per share, with an aggregate par value of two million, one hundred thousand dollars ($2,100,000), which have been previously designated and classified by resolution adopted by the Board of Directors as follows:

--------------------------------------------------------------------------------
                                       Name of Class of         Number of Shares
        Name of Portfolios                Portfolios               Allocated
        ------------------                ----------               ---------
--------------------------------------------------------------------------------
ING VP Growth Portfolio                    Class R                100,000,000
                                       -----------------------------------------
                                           Class S                100,000,000
--------------------------------------------------------------------------------
ING VP International Equity Portfolio      Class R                100,000,000
                                       -----------------------------------------
                                           Class S                100,000,000
--------------------------------------------------------------------------------
ING VP Small Company Portfolio             Class R                100,000,000
                                       -----------------------------------------
                                           Class S                100,000,000
--------------------------------------------------------------------------------
ING VP Value Opportunity Portfolio         Class R                100,000,000
                                       -----------------------------------------
                                           Class S                100,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       Name of Class of         Number of Shares
        Name of Portfolios                Portfolios               Allocated
        ------------------                ----------               ---------
--------------------------------------------------------------------------------
ING VP Index Plus LargeCap Portfolio       Class R                100,000,000
                                       -----------------------------------------
                                           Class S                100,000,000
--------------------------------------------------------------------------------
ING VP Index Plus MidCap Portfolio         Class R                100,000,000
                                       -----------------------------------------
                                           Class S                100,000,000
--------------------------------------------------------------------------------
ING VP Small Company Portfolio             Class R                100,000,000
                                       -----------------------------------------
                                           Class S                100,000,000
--------------------------------------------------------------------------------
ING VP Technology Portfolio                Class R                100,000,000
                                       -----------------------------------------
                                           Class S                100,000,000
--------------------------------------------------------------------------------

and five hundred million (500,000,000) shares of Common Stock without further classification or designation. These Articles Supplementary do not increase the total authorized common stock of the Corporation or the aggregate par value thereof.

      SECOND: The Board of Directors, by resolutions, classified and designated one hundred million (100.000,000) shares of common stock previously unclassified as authorized but unissued as ING VP Index Plus, LargeCap Portfolio series Class R common stock thereby making the total number of shares authorized as ING VP Index Plus LargeCap Portfolio Class R as 200,000,000 shares of common stock.

      THIRD: The shares of Class R common stock of ING VP Index Plus LargeCap Portfolio classified hereby shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in the charter of the Corporation.

      FOURTH: The Board of Directors of the Corporation has classified and designated the shares described above pursuant to authority contained in the Corporation's charter.

      The undersigned Executive Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

      IN WITNESS WHEREOF, ING Variable Portfolios, Inc. has caused these Articles Supplementary to be signed and filed in its name and on its behalf by its Executive Vice President, and witnessed by its Secretary on August 12, 2002.

                                              ING VARIABLE PORTFOLIOS, INC.



                                              By: /s/ Michael J. Roland
                                                  ------------------------------
                                                  Michael J. Roland
                                                  Executive Vice Preside

ATTEST:


/s/ Kimberly A. Anderson
------------------------------
Kimberly A. Anderson
Vice President & Secretary

                         AETNA VARIABLE PORTFOLIOS, INC.
                      ARTICLES OF AMENDMENT AND STATEMENT5

AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation desires to, and does hereby, amend and restate its charter (the "Charter") as currently in effect.

      SECOND: The following provisions are all of the provisions of the Charter of the Corporation currently in effect as amended and restated hereby:

1. Name. The name of the Corporation is hereby changed from "Aetna Variable Portfolios, Inc." to "ING Variable Portfolios, Inc." The name of each series is hereby changed to reflect the new name or the corporation, as indicated in table below.

2. Purpose. The Corporation is formed for the purpose of acting as an open-end, management investment company as defined by the Investment Company Act of 1940 ("1940 Act").

3. Address. The principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street Suite 1400, Baltimore, Maryland 21202.

4. Agent. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street Suite 1400, Baltimore, Maryland 21202.

5.    Authorized Capital

      (i) The Corporation has the authority to issue an aggregate of 2,100,000,000 shares of Capital Stock (hereinafter referred to as "Shares");

      (ii) 1,600,000,000 Shares have been and are hereby designated and classified into the following series (each a "series") and classes of series (each a "class");

--------------------------------------------------------------------------------
                                        Name of Class of        Number of Shares
Name of Series                               Series                 Allocated
--------------                               ------                 ---------
--------------------------------------------------------------------------------
ING VP Growth Portfolio                     Class R                100,000,000
(formerly Aetna Growth VP)              ----------------------------------------
                                            Class S                100,000,000
--------------------------------------------------------------------------------

                           Name of Class of Number of Shares
                         Name of Series        Series           Allocated

--------------------------------------------------------------------------------
ING VP International Equity Portfolio       Class R                100,000,000
(formerly Aetna International VP)       ----------------------------------------
                                            Class S                100,000,000
--------------------------------------------------------------------------------
ING VP Small Company Portfolio              Class R                100,000,000
(formerly Aetna Value Opportunity VP)   ----------------------------------------
                                            Class S                100,000,000
--------------------------------------------------------------------------------
ING VP Value Opportunity Portfolio          Class R                100,000,000
(formerly Aetna Value Opportunity VP)   ----------------------------------------
                                            Class S                100,000,000
--------------------------------------------------------------------------------
ING VP Index Plus LargeCap Portfolio        Class R                100,000,000
(formerly Aetna Index Plus Large Cap VP)----------------------------------------
                                            Class S                100,000.000
--------------------------------------------------------------------------------
ING VP Index Plus MidCap Portfolio          Class R                100,000,000
(formerly Aetna Index Plus Mid Cap VP)  ----------------------------------------
                                            Class S                100,000,000
--------------------------------------------------------------------------------
ING VP Index Plus SmallCap Portfolio        Class R                100,000,000
(formerly Aetna Index Plus Mid Cap VP)  ----------------------------------------
                                            Class S                100,000,000
--------------------------------------------------------------------------------
ING VP Technology Portfolio                 Class R                100,000,000
(formerly Aetna Technology VP)          ----------------------------------------
                                            Class S                100,000,000
--------------------------------------------------------------------------------

      (iii) the par value of each Share of each series is $0.001 per share;

      (iv)  the aggregate par value of all Shares is $2,100,000.

6. Series and Classes. Each series or class of the Corporation shall have the following preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of redemption, subject to the right of the Board of Directors acting by properly adopted resolution to amend, add to or remove such preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of redemption:

      (i) Assets. All consideration received by the Corporation for the sale and/or issuance of Shares of a series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of that series and to the terms and conditions of each class (if any) of that series, and shall be so recorded upon the books and accounts of the Corporation; any assets, income, earnings, profits, and proceeds thereof, funds, or payments of the Corporation which are not readily identifiable as belonging to any particular series (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the series of the Corporation and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable and any General Items so allocated to a particular series shall belong to that series; each such allocation by the Board of Directors shall be conclusive and binding for all purposes; and all such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to the series, are herein referred to as "assets belonging to" that series.

      (ii) Liabilities. The assets belonging to a series shall be charged with the liabilities of the Corporation incurred on behalf of the series and all expenses, costs, charges and reserves attributable to the series; provided, however, that identified costs, expenses, charges, reserves and liabilities properly allocable to a particular class of a series, as determined by the Board of Directors, shall be charged to and borne solely by such class. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the series and classes thereof established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes; and the liabilities, expenses, costs, charges and reserves allocated and so charged to the series or class ate herein retried to as "liabilities belonging to" the series or class, as applicable.

      (iii) Income. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law ("MGCL") and the 1940 Act to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding. "Income belonging to" the series or class, includes all income, earnings and profits derived from assets belonging to the series, less any expenses, costs, charges or reserves belonging to the series or class, for the relevant time period.

      (iv) Dividends. Dividends and distributions on Shares of a series or class may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to The series or class. All dividends on Shares of a series or class shall be paid only out of the income belonging to the series or class, and capital gains distributions on Shares of the series or class shall be paid only out of the capital gains belonging to the series or class. All dividends and distributions on Shares of the series or class shall he distributed pro rata to the holders of the series or class in proportion to the number of Shares of the series or class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on Shares as to which the shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure, The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation and each series or class to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder (collectively, the "Code"), and to avoid liability of the Corporation or series or class for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation or series or class for such tax. Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Dividends or distributions paid in Shares will be paid at the current net asset value thereof as defined in subsection (viii). The amounts of dividends and distributions declared and paid with respect to the various series or classes of Shares and the timing of declaration and payment of such dividends and distributions may vary among such series and classes.

      (v) Tax Elections. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation or any series or class of the Corporation as may be permitted or required by the Code without the vote of shareholders of the Corporation or any series or class.

      (vi) Liquidation, The Corporation may liquidate any series or class of Shares of the Corporation at any time. In the event of liquidation of the Corporation, or of a particular series or class of Shares of the Corporation, the shareholders, if any, of the Corporation, or of such series or class that has been designated and is being liquidated, as applicable, shall be entitled to receive, as a liquidating distribution In redemption and cancellation of their Shares, when and as declared by the Board of Directors, the excess of the assets belonging to the series of Shares held by such shareholder over the liabilities belonging to such series or class of Shares. The holders of Shares of a series or class shall not be entitled to any distribution upon liquidation of any other series or class of Shares of the Corporation. The assets so distributable to the shareholders of the series or class being liquidated shall be distributed among the shareholders of such series or class in proportion to the number of Shares of such series or class held by such shareholders and recorded on the books of the Corporation. Upon distribution of the assets so distributable to the shareholders of the series or class being liquidated, each issued and outstanding Share of such series or class shall, without further action by the Corporation, be canceled and shall cease to be issued and outstanding, and each such canceled Share shall he reclassified into, and shall become, one issued, unclassified Share of capital stock of the Corporation. The liquidation of any particular series or class of Shares of the Corporation in which there are Shares then outstanding shall be authorized by the affirmative vote of a majority of the directors then in office and shall not require the approval of the holders of the outstanding Shares of such series or class, or the holders of any other series or class of Shares of the Corporation, unless such approval is required under the 1940 Act, or is required under the MGCL because such liquidation constitutes a transfer of assets (as defined in the MGCL) of the Corporation.

      (vii) Voting. On each matter submitted to a vote of the shareholders, each holder of a Share shall be entitled to one vote for each Share outstanding in his name on the books of the Corporation, and all shares of all series and classes shall vote as a single series ("Single Series Voting"); provided, however, that (1) as to any matter with respect to which a separate vote of the series or class is required by the 1940 Act or by the MGCL, such requirement as to a separate vote by that series or class shall apply in lieu of Single Series Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more series or classes, then subject to (iii) below, the Shares of all other series or classes shall vote as a single series; and (iii) as to any mailer which does not affect the interest of a particular series or class, only the holders of Shares of the one or more affected series or classes shall be entitled to vote.

      (viii) Net Asset Value. The net asset value per Share of each series or class, as applicable, shall be the quotient obtained by dividing the value of the net assets of the series (being the value of the assets belonging to the series less the liabilities belonging to the series or class) by the total number of outstanding Shares of the series or class, as applicable.

      (ix) Equality. All Shares of each series or class shall represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities belonging to the series or class), and each Share of the series or class thereof shall be equal to each other Share of that series or class. The Board of Directors may from time to time divide or combine the Shares of a series or class into a greater or lesser number of Shares of the series or class without thereby changing the proportionate beneficial interest in The assets belonging to the series or in any way affecting the rights of Shares of any other series or class.

      (x) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of Shares of the series or any class thereof shall have the right to convert or exchange said Shares into Shares of one or more other series or classes thereof in accordance with such requirements and procedures as may be established by the Board of Directors.

      (xi) Redemption by the Corporation. The Hoard of Directors may cause the Corporation to redeem at current net asset value the Shares of any series or class from a shareholder whose Shares have an aggregate current net asset value less than an amount established by the Board of Directors. No such redemption shall be effected unless the Corporation has given the shareholder reasonable notice of its intention to redeem the shares and an opportunity to purchase a sufficient number of additional shares to bring the aggregate current net asset value of his shares to the minimum amount established. Upon redemption of shares pursuant to this section, the Corporation shall cause prompt payment of the full redemption price to be made to the holder of shares so redeemed, Each Share is subject to redemption by the Corporation at the redemption price computed in the manner set forth in paragraph (viii) of this Article 6, if at any time the Board of Directors, in its sole discretion, determines that failure to so redeem may result in the Corporation or any series or class thereof being classified as a personal holding company as defined in the Cede.

      (xii) Redemption by Shareholders. To the extent the Corporation has funds or property legally available therefor, each shareholder of the Corporation or of any series or class thereof shall have the right at such times as may be permitted by the Corporation, but no less frequently than once each day, to require the Corporation to redeem all or any part of his or her Shares at a redemption price equal to the net asset value per Share next determined after the Shares are properly tendered for redemption; said determination of the net asset value per Share to be made in accordance with the requirements of the 1940 Act and the applicable ivIes and regulations of the Securities ad Exchange Commission (or any succeeding governmental, authority) and in conformity with generally accepted accounting practices and principles. Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the shareholders to require the Corporation to redeem Shares pursuant to the applicable rules and regulations, or any order, of the Securities and Exchange Commission.

      (xii) Transfer. Transfer of Shares will be recorded on the stock transfer records of the Corporation at the request of the holders thereof at any time during normal business hours of the Corporation unless the Board of Directors of the Corporation determines, in its sole discretion, that allowing such transfer may result in the Corporation or any series or class thereof being classified as a personal holding company as defined in the Code.

      (xiv) Shares subject to Distribution Fee. Certain classes of shares, including Class S shares of each series, may he subject to a distribution fee pursuant to the terms of issuance of such Shares, as determined by the Board of Directors.

7.    Directors

      (i) The number of Directors of the Corporation shall be determined by the Board of Directors in the manner provided by the Bylaws of the Corporation but shall not be less than three (3).

      (ii) The Board of Directors shall have the authority at any time and from time to time in its sole discretion: (1) to adopt qualifications for directors of the Corporation including, without limitation, age-based qualifications, to be included in the Bylaws of the Corporation, which qualifications shall be applicable to and binding upon the directors in office at the time of the adoption of such qualifications, or any designated group thereof, and upon any future directors elected or appointed subsequent to the adoption of such qualifications, or any designated group thereof, for so long as such qualifications remain in effect; and (ii) to alter, amend or repeal any such qualifications.

      (iii) At each annual meeting of shareholders, the shareholders shall elect directors each of whom shall hold office until the earlier of: (1) the next annual meeting of shareholders and until his or her successor is elected and qualified; (ii) the date on which such director' shall cease to meet the qualifications for directors as designated by the Board of Directors and set forth in the Bylaws of the Corporation; and (ill) the date of the death, resignation or removal of such director.

8. Powers to Issue Shares and Designate Classes and Series. The Board of Directors is empowered to authorize the issuance from time to time of Shares of the Corporation, whether now or hereafter authorized; provided, however, that the consideration per Share to be received by the Corporation upon the issuance or sale of any Shares shall be the net asset value per Share determined in accordance with the requirements of the 1940 Act and the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) and in conformity with generally accepted accounting practices and principles. The Shares may be issued in one or more series, and each series may consist of one or more classes. The Board of Directors may classify or re-classify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such Shares.

      Each series of Shares and each class of a series shall be issued upon such terms and conditions, and shall confer upon its owners such rights as the Board of Directors may determine, consistent with the requirements of the laws of the State of Maryland and the 1940 Act and the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority), the Charter and the bylaws of this Corporation. In addition, the Board of Directors is hereby expressly authorized to change the designation of any or class.

9. Additional Powers. Except as limited specifically by the provisions of this Article 9 or any other provision of these Articles, the Corporation shall have and may exercise and generally enjoy all of the powers, rights and privileges granted to, or conferred upon, a corporation by the General Laws of the State of Maryland now or hereafter in force. The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Directors and shareholders:

      (i) No Preemptive Rights. No shareholder shall have any preemptive or preferential right of subscription to any Shares of any class or series whether now or hereafter authorized. The Beard of Directors may issue Shares without offering the same either in whole or in part to the shareholders.

      (ii) Contracts with Affiliates. The Corporation may enter into exclusive or nonexclusive contract(s) for the sale of its Shares and may also enter into contracts, including but not limited to investment advisory, management custodial, transfer agency and administrative services. The terms and conditions, methods of authorization, renewal, amendment and termination of the aforesaid contracts shall be as determined at the discretion of the Board of Directors; subject, however, to the provisions of the Charter, the bylaws of the Corporation, applicable state law, and the 1940 Act and the rules and regulations of the Securities and Exchange Commission thereunder.

      (iii) Conflicts. Subject to and in compliance with the provisions of the General Laws of the State of Maryland respecting interested director transactions, the Corporation may enter into a written underwriting contract, management contract or contracts for research, advisory or administrative services with Aeltus Investment Management, Inc., Aetna Life Insurance and Annuity Company or ING Groep, N.V., or the parent, affiliates or subsidiaries of any of them, or their respective successors, or otherwise do business with such corporations, notwithstanding the fact that one or more of the Directors of the Corporation and some or all of its officers ate, have been, or may become directors, officers, employees or stockholders of Aeltus Investment Management, Inc., Aetna Life Insurance and Annuity Company or 1NG Groep, N.V., or the parent, affiliates or subsidiaries of any of them or their respective successors, and in the absence of actual fraud the Corporation may deal freely with Aeltus Investment Management, Inc., Aetna Life Insurance and Annuity Company or ING Groep, N.V., or the parent, affiliates or subsidiaries of any of them or their respective successors, and neither such underwriting contract, management contract or contract for research, advisory or administrative services, nor any other contract or transaction between the Corporation and Aeltus Investment Management, Inc., Aetna Life Insurance and Annuity Company or 1NG Groep, N.V., or the parent, affiliates or subsidiaries of any of them or their respective successors, shall be invalidated or in any way affected thereby, nor shall any Director or officer of the Corporation be liable to the Corporation or to any shareholder or creditor of the Corporation or to any other person for any loss incurred under or by reason of any such contract or transaction.

            Notwithstanding the foregoing, no officer or Director or underwriter or investment adviser of the Corporation shall be protected against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      (iv) Indemnification. The Corporation shall indemnify its officers, Directors, employees and agents, and any person who serves at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise as follows:

            (a) Every person who is or has been a Director, officer, employee or agent of the Corporation, and persons who serve at the Corporation's request as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind in which he becomes involved as a party or otherwise by virtue of his being or having been a Director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation, and against amounts paid or incurred by him in the settlement thereof.

            (b) The words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative, legislative, investigative or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

            (c) No indemnification shall he provided hereunder to a Director, officer, employee or agent against any liability to the Corporation or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

            (d) The rights of indemnification provided herein may be insured against by policies maintained by the Corporation, shall be several, shall not affect any other rights to which any Director, officer, employee or agent may now or hereafter be entitled, shall continue as to a person who has ceased to be such Director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (e) In the absence of a final decision on the merits by a court or other body before which such proceeding was brought, an indemnification payment will not be made, except as provided in subparagraph (f) of this paragraph (iv), unless in the absence of such a decision, a reasonable determination based upon a factual review has been made:

                  (1) by a majority vote of a quorum of non-party Directors who are not "interested" persons of the Corporation (as defined in the 1940 Act), or

                  (2) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties.

            (f) The Corporation further undertakes that advancement of expenses incurred an the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Director or controlling person of the Corporation will not be made absent the fulfillment of at least one of the following conditions: (1) the indemnitee provides security for his undertaking, (2) the Corporation is insured against losses arising by reason of any lawful advances or (3) a majority of a quorum of non-party Directors who are not "interested" persons or independent legal counsel in a written opinion makes a factual determination that there is a reason to believe the indemnitee will be entitled to indemnification.

            (g)   Neither the amendment nor repeal of this paragraph (iv) of
                  Article 9, nor the adoption of any amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with this paragraph (iv) of Article 9 shall apply to or affect in any respect the applicability of the preceding provisions with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

      (v) Books and Records. The Board of Directors shall, subject to the General Laws of the State of Maryland, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations any accounts and books of the Corporation, or of any series or class thereof, shall be open to the inspection of shareholders.

      (vi) Voting. Notwithstanding any provision of law requiting a greater proportion than a majority of the votes of all classes of Shares entitled to be cast to take or authorize any action, the Corporation may take or authorize any action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

      (vii) Amendment. The Corporation reserves the right from time to time to make any amendment to its Charter now or hereafter authorized by law, including any amendment which alters the rights, as expressly set forth in its Charter, of any outstanding Shares, except that no action affecting the validity or assessibility of such Shares shall be taken without the unanimous approval of the outstanding Shares affected thereby.

      (viii) Additional Powers. In addition to the powers and authority conferred upon them by the Charter of the Corporation or bylaws, the Board of Directors may exercise all such powers and authority and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of applicable state law and the Charter and bylaws of the Corporation.

      (ix) Financial Matters. The Board of Directors is expressly authorized to determine in accordance wit generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation or any series thereof for any purpose, whether annual or any other period, including daily; to set apart from any funds of the Corporation or any series thereof such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions as set forth in paragraph (iv) of Article 6 of the Charter of the Corporation, and to provide fur the payment of declared dividends on a date earlier or later than the specified payment date in the case of shareholders redeeming their entire ownership of Shares.

10. Limitation of Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no Director or Officer of the Corporation shall be liable to the Corporation or its shareholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption of any amendment of any other provision of the Charter or bylaws of the Corporation inconsistent with this Article shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

11.   The duration of the Corporation shall be perpetual.

      THIRD: The amendment to and restatement of the Charter of the Corporation as hereinabove set forth has been duly advised and approved by a majority of the entire Board of Directors and approved by the shareholders of the Corporation as required by law.

      FOURTH: The Corporation is registered as an open-end investment company under the 1940 Act.

      FIFTH: These Articles of Amendment and Restatement do not increase the authorized capital stock of the Corporation.

      SIXTH: The current address of the principal office of the Corporation, and the name and address of the Corporation's current resident agent, are set forth in Articles 3 and 4, respectively, of Article SECOND of these Articles of Amendment and Restatement.

      SEVENTH: The number of directors of the Corporation is eight (8) and the names of those directors currently in office are as follows:

        Albert K DePrince, Jr.
        Maria T. Fighetti
        J, Scott Fox
        David L. Grove
        Sidney Koch
        Thomas S. Mclnerney
        Corine T. Norgaard
        Richard G. Scheide

      EIGHTH: The undersigned President of the Corporation acknowledges these Articles of Amendment and Restatement to be The corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties of perjury.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 23rd day of April, 2002.


WITNESS: ING Variable Portfolios, Inc., formerly known as Aetna Variable Portfolios, Inc.


/s/ Robert S. Naka                      /s/ Michael J. Roland
--------------------------------        --------------------------------
Name:  Robert S. Naka                   Name:  Michael J. Roland
Title: Senior Vice President            Title: Executive Vice President and
         & Assistant Secretary                   Chief Financial Officer

                         AETNA VARIABLE PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Board of Directors of the Corporation, by unanimous written consent dated June 8, 2001, adopted resolutions designating and classifying eight hundred million (800,000,000) shares of capital stock of the Corporation into a new "Class S" of each portfolio of stock of the Corporation as follows:

        Portfolio                         Class of Portfolio    Shares Allocated
        ---------                         ------------------    ----------------

        Aetna Growth VP                         Class S           100,000,000

        Aetna International VP                  Class S           100,000,000

        Aetna Small Company VP                  Class S           100.000,000

        Aetna Value Opportunity VP              Class S           100,000,000

        Aetna Index Plus Large Cap VP           Class S           100,000,000

        Aetna Index Plus Mid Cap VP             Class S           100.000,000

        Aetna Index Plus Small Cap VP           Class S           100,000,000

        Aetna Technology VP                     Class S           100,000,000


      SECOND: The shares designated and classified in paragraph FIRST of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in Paragraph 7and elsewhere in the Corporation's Articles of Incorporation, as amended. In addition, Class S shares of each portfolio may be subject to a distribution fee pursuant to the terms of issuance of such shares.

      THIRD: The shares of the Corporation classified pursuant to paragraphs FIRST of these Articles Supplementary have been so classified by the Board under the authority contained in the charter of the Corporation.

      FOURTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue two billion one hundred million (2,100,000,000) shares of common stock with a par value of $0.0O1 per share and with an aggregate par value of two million one hundred thousand dollars ($2,100,000), of which the Board had designated and classified eight hundred million (800,000,000) shares as follows:

        Portfolio                          Class of Portfolio   Shares Allocated
        ---------                          ------------------   ----------------

        Aetna Growth VP                         Class R           100,000,000

        Aetna International VP                  Class R           100,000,000

        Aetna Small Company VP                  Class R           100,000,000

        Aetna Value Opportunity VP              Class R           100,000,000

        Aetna Index Plus Large Cap VP           Class R           100,000,000

        Aetna Index Plus Mid Cap VP             Class R           100,000,000

        Aetna Index Plus Small Cap VP           Class R           100,000,000

        Aetna Technology VP                     Class R           100,000,000


      FIFTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue two billion one hundred million (2,100,000,000) shares of common stock with a par value of $0.001 per share and with an aggregate par value of two million one hundred thousand dollars ($2,100,000), of which the Board has designated and classified one billion, six hundred million (1,600,000,000) shares as set forth in paragraphs FIRST and FOURTH of these Articles Supplementary.

IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                         AETNA VARIABLE PORTFOLIOS, INC.


/s/ Michael Gioffre                             By: /s/ J. Scott Fox
--------------------------                          --------------------------
Michael Gioffre                                     J. Scott Fox
Secretary                                           President

Date: June 8, 2001
      ------
      Hartford, Connecticut

CORPORATE SEAL

                         AETNA VARIABLE PORWOLIOS, INC.

                              ARTICLES OF AMENDMENT

      AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

      FIRST: The Corporation hereby amends its charter as currently in effect (the "Charter") to change the designation of the shares of each portfolio of stock of the Corporation to shares of "Class R" of such portfolio.

      SECOND: The amendment to the Charter of the Corporation set forth in Article FIRST shall apply to all issued and outstanding shares, and all authorized but unissued shares, of each portfolio of stock of the Corporation.

      THIRD: Immediately prior to the effectiveness of the Charter amendments set forth in Article FIRST, the shares of stock of the portfolios of the Corporation were designated as follows:

Portfolio                                                       Shares Allocated

Aetna Growth VP                                                   100,000,000

Aetna International VP                                            100,000,000

Aetna Small Company VP                                            100,000,000

Aetna Value Opportunity VP                                        100,000,000

Aetna Index Plus Large Cap VP                                     100,000,000

Aetna Index Plus Mid Cap VP                                       100,000,000

Aetna Index Plus Small Cap VP                                     100,000,000

Aetna Technology VP                                               100,000,000

      FOURTH: Immediately following the effectiveness of the Charter amendments set forth in Article FIRST, the shares of stock of the portfolios of the Corporation are designated as follows:

       Portfolio                          Class of Portfolio    Shares Allocated
       ---------                          ------------------    ----------------

       Aetna Growth VP                          Class R           100,000,000

       Aetna International VP                   Class R           100,000,000

       Aetna Small Company VP                   class R           100,000,000

       Aetna Value Opportunity VP               Class R           100,000,000

       Aetna Index Plus Large Cap VP            Class R           100,000,000

       Aetna Index Plus Mid Cap VP              Class R           100,000,000

       Aetna Index Plus Small Cap VP            Class R           100,000,000

       Aetna Technology VP                      Class R           100,000,000


      FIFTH: The amendments to the Charter of the Corporation herein set forth were duly approved by a majority of the entire Board of Directors and are limited to changes express]y permitted by Section 2-605 of the Maryland General Corporation Law (the "MGCL") to be made without action by the stockholders of the Corporation.

      IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledged that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

(CORPORATE SEAL)                               AETNA VARIABLE PORTFOLIOS, INC.

Attest
                                                   /s/ J. Scott Fox
                                               By: -----------------------------
/s/ Michael Gioffre                                J. Scott Fox
-----------------------------                      President
Michael Gioffre
Secretary

Date: June 8, 2001
      ------------


                                        2